Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-170412) of TeleCommunication Systems, Inc. Employee Stock Purchase Plan of our report dated April 29, 2011 relating to the financial statements of the TeleCommunication Systems, Inc. Employee Stock Purchase Plan as of January 31, 2011 and 2010, and for the three years in the period ended January 31, 2011, which appear in this Form 11-K.
\s\ Reznick Group, P.C.
Baltimore, Maryland
April 29, 2011